BBX Capital Corporation Reports Financial Results

For the Third Quarter,  2018

FORT LAUDERDALE, Florida – November 6,  2018, BBX Capital Corporation (NYSE: BBX, OTCQX: BBXTB) (“BBX Capital” or the “Company”) reported today its financial results for the quarter ended September 30, 2018.

Selected highlights of BBX Capital’s consolidated financial results include:

Third Quarter 2018 Compared to Third Quarter 2017:

•	Total consolidated revenues of $254.4 million vs. $240.9 million, an increase of 5.6%
•	Net income attributable to shareholders of $6.2 million vs. $8.1 million
•	Diluted earnings per share of $0.06 vs. $0.08
•	Free cash flow of $17.7 million vs. $30.0 million (1)
(1)

See the supplemental tables included in this release for a reconciliation of BBX Capital’s cash flow from operating activities to free cash flow.  Free cash flow is defined as cash provided by operating activities less capital expenditures for property and equipment.

Balance Sheet as of September 30, 2018 Compared to December  31, 2017:

•	Total consolidated assets of $1.7 billion vs. $1.6 billion
•	Total shareholders' equity of $552.7 million vs. $585.5 million
•	Fully diluted book value per share of $5.62 vs. $5.63

"During 2018, we made multiple strategic investments to support long term sustained growth within the BBX Capital family of companies.  A brief summary of these investments includes:

•

“Bluegreen’s acquisition of the Elian Hotel and Spa in San Antonio, Texas; it’s agreement to acquire inventory and, by 2021, the resort management contract with Manhattan Club in New York City; its fee-based service agreement with the Marquee Resort in New Orleans, Louisiana; and Bluegreen’s no tolerance policy toward abusive practices by so-called ‘timeshare exit firms.’

•

“IT’SUGAR hired three new executives, opened a new store at the Navy Pier in Chicago, and recently announced that it had entered into a licensing agreement to operate an FAO Schweetz candy shop inside the new FAO Schwarz at 30 Rockefeller Plaza in Manhattan.

•	“BBX Capital Real Estate announced that it has agreed to acquire a fifty percent membership interest in apartment developer - The Altman Companies.

“As we have reiterated each quarter, our goal is to build long-term shareholder value as opposed to focusing on quarterly or annual earnings.  Since many of our assets do not generate income on a regular or predictable basis, our objective continues to be long term growth as measured by increases in book value and intrinsic value over time,” commented Alan B. Levan, Chairman and Chief Executive Officer of BBX Capital.

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On June 13, 2017, the Company's Board of Directors approved a share repurchase program authorizing the repurchase of up to 5.0 million shares of the Company's Class A Common Stock and Class B Common Stock at an aggregate cost of up to $35.0 million.  As of September 30, 2018, the Company had repurchased 321,593 shares for approximately $2.4 million under the June 2017 repurchase program.

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On September 13, 2018, the Company announced that its Board of Directors had declared a cash dividend payment of $0.01 per share on its Class A and Class B Common Stock, with a payment date of October 19, 2018, to all shareholders of record at the close of trading on September 28, 2018.  The Company previously indicated its intention to continue to declare regular quarterly dividends of $0.01 per share on its Class A and Class B Common Stock (an aggregate dividend per share of $0.04 annually).

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For more complete and detailed information regarding BBX Capital and its financial results, business, operations, investments and risks, please see BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2017, which is available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com, and BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which will be available on the SEC's and BBX Capital’s websites upon filing with the SEC.

Non-GAAP Financial Measures:  The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, System-wide Sales of VOIs and Free Cash Flow.  Please see the supplemental tables for how these terms are defined and for reconciliations of such measures to the most comparable GAAP financial measures.

The following selected information relates to the operating activities of Bluegreen Vacations Corporation (“Bluegreen Vacations” or “Bluegreen”) and BBX Capital’s Real Estate and Middle Market Divisions.

Bluegreen Vacations -  Selected Financial Data

Selected highlights of Bluegreen Vacations’ financial results include:

Third Quarter 2018 Compared to Third Quarter 2017:

•	Sales of VOIs of $70.7 million vs. $62.5 million
•	System-wide sales of VOIs of $173.3 million vs. $171.4 million (1)
•	Other fee-based services revenue of $31.1 million vs. $27.4 million
•	Income before income taxes of $32.5 million vs. $34.4 million
•	Adjusted EBITDA of $34.9 million vs. $39.1 million (2)
•	Free cash flow of $13.3 million vs. $20.7 million (3)
(1)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s Sales of VOIs to System-wide sales of VOIs.
(2)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s net income to Adjusted EBITDA.
(3)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s cash flow from operating activities to free cash flow.

In addition to BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, and its Annual Report on Form 10-K for the year ended December 31, 2017,  more complete and detailed information regarding Bluegreen Vacations and its financial results, business, operations and risks can be found in Bluegreen Vacations’ press release reporting its financial results for the quarter ended September 30, 2018, and its filings with the SEC, which are available to view on the SEC's website, https://www.sec.gov, and on Bluegreen Vacations’ website, www.BluegreenVacations.com.

BBX Capital Real Estate -  Selected Financial Data

Selected highlights of BBX Capital Real Estate’s financial results include:

Third Quarter 2018 Compared to Third Quarter 2017:

•	Revenues of $8.3 million vs. $1.6 million, an increase of 418.8%
•	Pre-tax income from sales of real estate inventory of $2.8 million vs. $0
•	Equity in net earnings of unconsolidated real estate joint ventures of $0.4 million vs. $2.1 million
•	Income before income taxes of $1.9 million vs. $1.4 million

During the quarter ended September 30, 2018, BBX Capital Real Estate continued its development of the Beacon Lake Community in St. Johns County, Florida, and closed on the sale of 83 developed lots to homebuilders, resulting in $7.5 million in revenues and $2.8 million of pre-tax income.   The decline in equity in net earnings of unconsolidated real estate joint ventures in the 2018 period was primarily the result of the completion of the CC Homes Bonterra joint venture’s sales of its 394-single-family home community development during late 2017.

BBX Capital Middle Market -  Selected Financial Data

BBX Capital Middle Market: Renin Holdings, LLC

Selected highlights of Renin Holdings, LLC’s (“Renin”) financial results include:

Third Quarter 2018 Compared to Third Quarter 2017:

•	Trade sales of $15.3 million vs. $16.5 million, a decrease of 7.3%
•	Gross margin of $3.0 million in both periods
•	Gross margin percentage of 19.7% vs. 17.9%
•	Income before income taxes of $0.7 million vs. $0.1 million
•	Adjusted EBITDA of $1.3 million vs $0.8 million (1)
(1)	See the supplemental tables included in this release for a reconciliation of Renin’s net income to Adjusted EBITDA.

Renin’s operating results for the quarter ended September 30, 2018 reflect improvements in its gross margin percentage and selling, general, and administrative expenses attributable to cost saving initiatives at its manufacturing facilities and corporate offices, partially offset by a decrease in trade sales.  The decline in trade sales reflects lower sales in its wholesale commercial and direct installation businesses and higher promotional discounts, partially offset by an increase in sales to its retail customers.

BBX Capital Middle Market: BBX Sweet Holdings

Selected highlights of BBX Sweet Holdings, LLC’s (“BBX Sweet Holdings”) financial results include:

BBX Sweet Holdings Third Quarter 2018 Compared to Third Quarter 2017:

•	Trade sales of $26.2 million vs. $28.3 million, a decrease of 7.4%
•	Gross margin of $10.6 million vs. $10.0 million
•	Gross margin percentage of 40.6% vs. 35.2%
•	Income (loss) before income taxes of $39,000 vs. ($1.3) million

BBX Sweet Holdings’ financial results (above) includes IT’SUGAR’s financial results (below).

IT’SUGAR Third Quarter 2018 Compared to Third Quarter 2017:

•	Trade sales of $22.7 million vs. $22.6 million, an increase of 0.4%
•	Gross margin of $10.5 million vs. $10.3 million
•	Gross margin percentage of 46.1% vs. 45.6%
•	Income before income taxes of $1.6 million vs. $2.3 million

The improvement in BBX Sweet Holdings’ income before income taxes reflects a decrease in cost of trade sales and selling, general, and administrative expenses as a result of the exit of its manufacturing facility in Utah and the reduction in headcount at its corporate office during 2018, partially offset by  lower income before income taxes from IT’SUGAR,  a specialty candy retailer with over 90 locations in 26 states and Washington, DC that was acquired by BBX Sweet Holdings in June 2017.  IT’SUGAR’s income before taxes was $1.6 million in 2018 as compared to $2.3 million in 2017, which reflects costs associated with hiring three new executives, including the previously announced appointment of Mark Davis as IT’SUGAR’s Chief Financial Officer and Chief Operating Officer, and costs associated with new stores, including the previously announced FAO Schweetz location in New York City.

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About BBX Capital Corporation: BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB) is a Florida-based diversified holding company whose activities include its 90 percent ownership interest in Bluegreen Vacations Corporation (NYSE: BXG) as well as its real estate and middle market divisions.   For additional information, please visit www.BBXCapital.com.

About Bluegreen Vacations Corporation: Bluegreen Vacations Corporation (NYSE: BXG) is  a leading vacation ownership company that markets and sells vacation ownership interests (VOIs) and manages resorts in top leisure and urban destinations. The Bluegreen Vacation Club is a  flexible, points-based, deeded vacation ownership plan with approximately 216,000 owners, 69 Club and Club Associate Resorts and access to more than 11,100 other hotels and resorts through partnerships and exchange networks as of September 30, 2018. Bluegreen Vacations also offers a  portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services, to or on behalf of third parties. Bluegreen is 90% owned by BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB),  a diversified holding company.  For further information, visit www.BluegreenVacations.com.

BBX Capital Corporation Contact Info:

Investor Relations: Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300,  Email: LHinkley@BBXCapital.com

Media Relations Contacts: Kip Hunter Marketing, 954-765-1329, Nicole Lewis / Shannon O’Malley Email: nicole@kiphuntermarketing.com,  shannon@kiphuntermarketing.com

###

This press release contains forward-looking statements based largely on current expectations of BBX Capital or its subsidiaries that involve a number of risks and uncertainties.  All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements.  Forward-looking statements may be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import.  The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  We can give no assurance that such expectations will prove to have been correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein.  Forward-looking statements are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control and the reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made.  This press release also contains information regarding the past performance of the Company, its subsidiaries and their respective investments and operations, and the reader should note that prior or current performance is not a guarantee or indication of future performance.  Future results could differ materially as a result of a variety of risks and uncertainties. Some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which the Company operates, including the development, operation, management and investment in residential and commercial real estate, the resort development and vacation ownership industries in which Bluegreen operates, the home improvement industry in which Renin operates, and the sugar and confectionery industry in which BBX Sweet Holdings operates as well as the pizza franchise and fast-casual restaurant industry in which the Company is a franchisee of  MOD Pizza restaurants.   Risks and uncertainties include, without limitation, the risks and uncertainties affecting BBX Capital and its subsidiaries, and their respective results, operations, markets, products, services and business strategies, including risks associated with the ability to successfully implement currently anticipated plans and generate earnings, long term growth, and increased value; the performance of entities of which BBX Capital has acquired or in which it has made investments may not be profitable or perform as anticipated; BBX Capital is dependent upon dividends from its subsidiaries, principally Bluegreen, to fund its operations; BBX Capital’s subsidiaries may not be in a position to pay dividends, dividend payments may be subject to certain restrictions, including restrictions contained in debt instruments, and may be subject to declaration by such subsidiary’s board of directors or managers; the risks relating to acquisitions, including acquisitions in diverse activities, including the risk that they will not perform as expected and will adversely impact the Company’s results; risks relating to the monetization of BBX Capital’s legacy assets; and risks related to litigation and other legal proceedings involving BBX Capital and its subsidiaries.  The Company’s investment in Bluegreen Vacations Corporation exposes the Company to risks of Bluegreen’s business and risks inherent in the vacation ownership industry,  risks relating to its operations and its relationships with its joint venture and strategic partners, as well as other risks relating to the ownership of Bluegreen’s common stock, including those described in Bluegreen’s Annual and Quarterly Reports filed with the SEC.  In addition, with respect to BBX Capital’s Real Estate and Middle Market Divisions,  the risks and uncertainties include risks relating to the real estate market and real estate development, the risk that joint venture partners may not fulfill their obligations and the projects may not be developed as anticipated or be profitable, and the risk that contractual commitments may not be completed on the terms provided or at all; risks relating to acquisition and performance of operating businesses, including integration risks, risks regarding achieving profitability, foreign currency transaction risk, goodwill and other intangible impairment risks, risks relating to restructurings and restated charges, and the risk that assets may be disposed of at a loss; risks related to the Company’s MOD Pizza franchise activities, including that stores may not be opened when or in the number expected and that the stores once opened may not be profitable or otherwise perform as expected; and risks relating to the recently announced agreements with respect to The Altman Companies, including that the acquisition may not be completed as currently anticipated, or at all.  Reference is also made to the other risks and uncertainties described in BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, and its Annual Report on Form 10-K for the year ended December 31, 2017.  The Company cautions that the foregoing factors are not exclusive.

The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended September 30, 2018 (in thousands):

	Reportable Segments
		BBX			Corporate
		Capital		BBX	Expenses
		Real		Sweet	&		Segment
	Bluegreen	Estate	Renin	Holdings	Other	Eliminations	Total
Revenues:
Sales of VOIs	$70,698	-	-	-	-	-	70,698
Fee-based sales commissions	61,641	-	-	-	-	-	61,641
Other fee-based services	31,057	-	-	-	-	-	31,057
Cost reimbursements	16,900	-	-	-	-	-	16,900
Trade sales	-	-	15,330	26,181	2,297	(5)	43,803
Sales of real estate inventory	-	7,478	-	-	-	-	7,478
Interest income	21,531	229	-	15	582	(1,200)	21,157
Net losses on sales of
real estate assets	-	(4)	-	-	-	-	(4)
Other revenue	378	576	-	101	776	(158)	1,673
Total revenues	202,205	8,279	15,330	26,297	3,655	(1,363)	254,403
Costs and expenses:
Cost of VOIs sold	11,237	-	-	-	-	-	11,237
Cost of other fee-based services	19,937	-	-	-	-	-	19,937
Cost reimbursements	16,900	-	-	-	-	-	16,900
Cost of trade sales	-	-	12,306	15,542	1,117	(5)	28,960
Cost of real estate inventory sold	-	4,655	-	-	-	-	4,655
Interest expense	9,208	-	157	50	2,915	(1,200)	11,130
Recoveries from loan losses, net	-	(443)	-	-	-	-	(443)
Asset impairments, net	-	191	-	-	-	-	191
Selling, general and
administrative expenses	112,407	2,304	2,250	10,666	16,089	(158)	143,558
Total costs and expenses	169,689	6,707	14,713	26,258	20,121	(1,363)	236,125
Equity in net earnings of
unconsolidated real
estate joint ventures	-	373	-	-	-	-	373
Foreign exchange gain	-	-	76	-	-	-	76
Income (loss) before
income taxes	$32,516	1,945	693	39	(16,466)	-	18,727

The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended September 30, 2017 (in thousands):

	Reportable Segments
		BBX			Corporate		Segment
		Capital		BBX	Expenses		Total
		Real		Sweet	&		As
	Bluegreen	Estate	Renin	Holdings	Other	Eliminations	Adjusted(1)
Revenues:
Sales of VOIs	$62,453	-	-	-	-	-	62,453
Fee-based sales commissions	69,977	-	-	-	-	-	69,977
Other fee-based services	27,386	-	-	-	-	-	27,386
Cost reimbursements	14,097	-	-	-	-	-	14,097
Trade sales	-	-	16,463	28,255	-	-	44,718
Interest income	21,296	697	-	1	241	(1,200)	21,035
Net losses on sales of
real estate assets	-	(18)	-	-	-	-	(18)
Other revenue	(119)	964	-	14	507	(118)	1,248
Total revenues	195,090	1,643	16,463	28,270	748	(1,318)	240,896
Costs and expenses:
Cost of VOIs sold	6,444	-	-	-	-	-	6,444
Cost of other fee-based services	17,182	-	-	-	-	-	17,182
Cost reimbursements	14,097	-	-	-	-	-	14,097
Cost of trade sales	-	-	13,509	18,301	-	-	31,810
Interest expense	8,058	-	161	85	2,379	(1,200)	9,483
Recoveries from loan losses, net	-	(2,005)	-	-	-	-	(2,005)
Asset impairments, net	-	1,233	-	273	-	-	1,506
Reimbursement of litigation
costs and penalty	-	-	-	-	(2,113)	-	(2,113)
Selling, general and
administrative expenses	114,934	3,099	2,598	10,879	15,450	(118)	146,842
Total costs and expenses	160,715	2,327	16,268	29,538	15,716	(1,318)	223,246
Equity in net earnings of
unconsolidated real
estate joint ventures	-	2,105	-	-	-	-	2,105
Foreign exchange loss	-	-	(105)	-	-	-	(105)
Income (loss) before
income taxes	$34,375	1,421	90	(1,268)	(14,968)	-	19,650

(1)

See Note 1: Recently Adopted Accounting Pronouncements within the September 30, 2018 quarterly report on Form 10-Q for further discussion regarding the implementation of a new revenue recognition accounting standard.

The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the nine months ended September 30, 2018 (in thousands):

	Reportable Segments
		BBX			Corporate
		Capital		BBX	Expenses
		Real		Sweet	&		Segment
	Bluegreen	Estate	Renin	Holdings	Other	Eliminations	Total
Revenues:
Sales of VOIs	$195,412	-	-	-	-	-	195,412
Fee-based sales commissions	167,581	-	-	-	-	-	167,581
Other fee-based services	89,472	-	-	-	-	-	89,472
Cost reimbursements	47,157	-	-	-	-	-	47,157
Trade sales	-	-	47,205	72,442	6,479	(12)	126,114
Sales of real estate inventory	-	17,138	-	-	-	-	17,138
Interest income	63,771	2,064	-	46	1,457	(3,600)	63,738
Net gains on sales of
real estate assets	-	4,798	-	-	-	-	4,798
Other revenue	1,269	2,024	-	155	1,296	(462)	4,282
Total revenues	564,662	26,024	47,205	72,643	9,232	(4,074)	715,692
Costs and expenses:
Cost of VOIs sold	19,838	-	-	-	-	-	19,838
Cost of other fee-based services	53,983	-	-	-	-	-	53,983
Cost reimbursements	47,157	-	-	-	-	-	47,157
Cost of trade sales	-	-	38,454	46,707	2,902	(12)	88,051
Cost of real estate inventory sold	-	11,283	-	-	-	-	11,283
Interest expense	25,470	-	497	238	8,127	(3,600)	30,732
Recoveries from loan losses, net	-	(7,236)	-	-	-	-	(7,236)
Asset impairments, net	-	340	-	187	-	-	527
Selling, general and
administrative expenses	315,535	7,165	7,641	34,099	46,512	(462)	410,490
Total costs and expenses	461,983	11,552	46,592	81,231	57,541	(4,074)	654,825
Equity in net earnings of
unconsolidated real
estate joint ventures	-	1,165	-	-	-	-	1,165
Foreign exchange gain	-	-	91	-	-	-	91
Income (loss) before
income taxes	$102,679	15,637	704	(8,588)	(48,309)	-	62,123

The following supplemental table represents BBX Capital’s Consolidating Statement of Operations (unaudited) for the nine months ended September 30, 2017 (in thousands):

	Reportable Segments
		BBX			Corporate		Segment
		Capital		BBX	Expenses		Total
		Real		Sweet	&		As
	Bluegreen	Estate	Renin	Holdings	Other	Eliminations	Adjusted(1)
Revenues:
Sales of VOIs	$176,094	-	-	-	-	-	176,094
Fee-based sales commissions	179,046	-	-	-	-	-	179,046
Other fee-based services	83,442	-	-	-	-	-	83,442
Cost reimbursements	40,660	-	-	-	-	-	40,660
Trade sales	-	-	51,447	44,922	-	-	96,369
Interest income	65,673	1,915	-	3	674	(5,200)	63,065
Net gains on sales of
real estate assets	-	1,668	-	-	-	-	1,668
Other revenue	(120)	3,023	-	27	1,079	(357)	3,652
Total revenues	544,795	6,606	51,447	44,952	1,753	(5,557)	643,996
Costs and expenses:
Cost of VOIs sold	11,352	-	-	-	-	-	11,352
Cost of other fee-based services	48,663	-	-	-	-	-	48,663
Cost reimbursements	40,660	-	-	-	-	-	40,660
Cost of trade sales	-	-	41,332	32,441	-	-	73,773
Interest expense	23,779	-	343	255	8,403	(5,200)	27,580
Recoveries from loan losses, net	-	(6,098)	-	-	-	-	(6,098)
Asset impairments, net	-	1,278	-	273	-	-	1,551
Net gains on cancellation of
junior subordinated debentures	-	-	-	-	(6,929)	-	(6,929)
Reimbursement of litigation
costs and penalty	-	-	-	-	(11,719)	-	(11,719)
Selling, general and
administrative expenses	312,257	8,002	8,404	20,638	46,545	(357)	395,489
Total costs and expenses	436,711	3,182	50,079	53,607	36,300	(5,557)	574,322
Equity in net earnings of
unconsolidated real
estate joint ventures	-	8,428	-	-	-	-	8,428
Foreign exchange loss	-	-	(312)	-	-	-	(312)
Income (loss) before
income taxes	$108,084	11,852	1,056	(8,655)	(34,547)	-	77,790

(1)

See Note 1: Recently Adopted Accounting Pronouncements within the September 30, 2018 quarterly report on Form 10-Q for further discussion regarding the implementation of a new revenue recognition accounting standard.

The following supplemental table presents Bluegreen’s System-wide sales of VOIs  (1) for the three and nine months ended September 30, 2018 and 2017 as well as a reconciliation of Bluegreen’s Sales of VOIs to its System-wide sales of VOIs (unaudited) (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Sales of VOIs	$70,698	62,453	195,412	176,094
Provision for loan losses	14,453	10,949	35,926	33,491
Gross Sales of VOI's	85,151	73,402	231,338	209,585
Plus: Fee-based sales	88,155	97,963	246,773	257,756
System-wide sales of VOIs	$173,306	171,365	478,111	467,341

(1)

System-wide Sales of VOIs is a non-GAAP measure and represents all sales of VOIs, whether owned by Bluegreen or a third party immediately prior to the sale. Sales of VOIs owned by third parties are transacted as sales of VOIs in Bluegreen’s Vacation Club through the same selling and marketing process it uses to sell its VOI inventory. Bluegreen considers system-wide sales of VOIs to be an important operating measure because it reflects all sales of VOIs by its sales and marketing operations without regard to whether Bluegreen or a third party owned such VOI inventory at the time of sale. System-wide sales of VOIs should not be considered as an alternative to sales of VOIs or any other measure of financial performance derived in accordance with GAAP or to any other method of analyzing results as reported under GAAP.

The following supplemental table represents BBX Capital’s free cash flow  (1) for the three and nine months ended September 30, 2018 and 2017 as well as a reconciliation of cash flow from operating activities to free cash flow (unaudited) (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cash flow from operating activities	$30,958	35,760	43,587	53,180
Capital expenditures for property and equipment	(13,243)	(5,780)	(33,316)	(14,158)
Free cash flow	$17,715	29,980	10,271	39,022

The following supplemental table represents Bluegreen’s free cash flow (1) for the three and nine months ended September 30, 2018 and 2017 as well as a reconciliation of Bluegreen’s cash flows from operating activities to its free cash flow (unaudited) (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cash flow from operating activities	$22,527	24,668	45,742	48,689
Capital expenditures for property and equipment	(9,242)	(3,973)	(24,347)	(9,380)
Free cash flow	$13,285	20,695	21,395	39,309

(1)

Free cash flow is a non-GAAP measure and is defined as cash provided by operating activities less capital expenditures for property and equipment. The Company and Bluegreen focus on the generation of free cash flow. The Company considers free cash flow to be a useful supplemental measure of the Company’s and Bluegreen’s ability to generate cash flow from operations and is a supplemental measure of liquidity.  Free cash flow should not be considered as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of free cash flow may differ from the methodology utilized by other companies. Investors are cautioned that the item excluded from free cash flow is a  significant component in understanding and assessing the Company’s financial performance.

The following supplemental table presents Bluegreen’s EBITDA and Adjusted EBITDA,  (1) defined below, for the three and nine months ended September 30, 2018 and 2017, as well as a reconciliation of Bluegreen’s net income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income	$24,073	21,791	77,682	69,597
Provision for income taxes	8,443	12,584	24,997	38,487
Income before income taxes	32,516	34,375	102,679	108,084
Add/(Less):
Interest income (other than interest earned on VOI notes receivable)	(1,407)	(1,292)	(4,222)	(5,487)
Interest expense (other than interest incurred on debt that is secured by VOI notes receivable)	4,207	3,544	11,136	10,415
Franchise taxes	56	72	180	127
Depreciation and amortization	3,169	2,420	9,087	7,089
Bluegreen EBITDA	38,541	39,119	118,860	120,228
EBITDA attributable to the noncontrolling interest in Bluegreen/Big Cedar Vacations	(3,637)	(3,209)	(9,521)	(9,183)
Loss on assets held-for-sale	18	4	9	44
Corporate realignment costs	-	3,216	751	3,679
Adjusted EBITDA	$34,922	39,130	110,099	114,768

(1)

Bluegreen’s EBITDA is defined as earnings or net income, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen’s receivable-backed notes payable), income and franchise taxes, and depreciation and amortization. For purposes of the EBITDA calculation, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business.

Bluegreen’s Adjusted EBITDA is defined as EBITDA adjusted for amounts attributable to noncontrolling interest in Bluegreen/Big Cedar Vacations (in which Bluegreen has a 51% equity interest) and items that the Company believes are not representative of ongoing operating results.

The Company considers Bluegreen’s EBITDA and Adjusted EBITDA to be an indicator of Bluegreen’s operating performance, and they are used to measure Bluegreen’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the related depreciation and amortization expense among companies.

The Company considers Bluegreen’s Adjusted EBITDA to be a useful supplemental measure of Bluegreen’s operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of Bluegreen's financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of Bluegreen’s EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing Bluegreen’s financial performance.

The following supplemental table presents Renin’s EBITDA and Adjusted EBITDA,  (1) defined below, for the three and nine months ended September  30, 2018 and 2017, as well as a reconciliation of Renin’s net income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income (loss) from Renin	$518	(137)	$529	599
Provision from income taxes	175	227	175	457
Income before income taxes	693	90	704	1,056
Add
Interest expense	157	161	497	343
Depreciation and amortization	494	478	1,487	1,169
EBITDA	1,344	729	2,688	2,568
Foreign exchange (gain) loss	(76)	105	(91)	312
Adjusted EBITDA	$1,268	834	$2,597	2,880

(1)

Renin’s EBITDA is defined as its earnings, or net income, before taking into account interest expense, income taxes, and depreciation and amortization, including the amortization of product displays provided to customers for marketing purposes that are presented as a reduction of trade sales under GAAP.

Renin’s Adjusted EBITDA is defined as EBITDA adjusted for foreign exchange gains and losses, as exchange rates may vary significantly among companies.

The Company considers Renin’s EBITDA and Adjusted EBITDA to be an indicator of Renin’s operating performance, and they are used to measure Renin’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry.

The Company considers Renin’s Adjusted EBITDA to be a useful supplemental measure of Renin’s operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of Renin’s financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company’s computation of Renin’s EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies, and investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing Renin’s financial performance.